UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 5, 2007

SUSQUEHANNA BANCSHARES, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	001-33872	23-2201716
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 North Cedar Street, Lititz, Pennsylvania	17543
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 626-4721

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On December 5, 2007, Susquehanna Bancshares, Inc. (“Susquehanna”) priced a public offering (the “Offering”) of an aggregate of 4,400,000 9.375% Capital Securities, Series I, liquidation amount $25.00 per security (the “Capital Securities”), issued by Susquehanna Capital I (the “Trust”). Wachovia Capital Markets, LLC, Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Inc., Bear, Stearns & Co. Inc., Ferris, Baker Watts, Incorporated, Janney Montgomery Scott LLC, Keefe, Bruyette & Woods, Inc., Oppenheimer & Co., RBC Dain Rauscher and Sandler O’Neill & Partners, L.P. (the “Underwriters”) acted as underwriters for the Offering. The Underwriting Agreement relating to the Offering is filed as Exhibit 1.1 to this Report. For additional information concerning the Capital Securities, refer to the Form of Global Note representing the Capital Securities and Form of Supplemental Indenture filed as Exhibits 4.1 and 4.2, respectively, to this Report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title
1.1	Underwriting Agreement, dated December 5, 2007, by and among Susquehanna, the Trust and Wachovia Capital Markets, LLC and Morgan Stanley & Co. Incorporated, as representatives of the Underwriters.

4.1	Form of Global Note Representing the Capital Securities.

4.2	Form of Supplemental Indenture between Susquehanna and The Bank of New York, as trustee, to be dated December 12, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSQUEHANNA BANCSHARES, INC. (Registrant)

By:	/s/ Drew K. Hostetter
Drew K. Hostetter
Executive Vice President & Chief Financial Officer

Dated: December 11, 2007

EXHIBIT INDEX

Exhibit Number	Exhibit Title
1.1	Underwriting Agreement, dated December 5, 2007, by and among Susquehanna, the Trust and Wachovia Capital Markets, LLC and Morgan Stanley & Co. Incorporated, as representatives of the Underwriters.

4.1	Form of Global Note Representing the Capital Securities.

4.2	Form of Supplemental Indenture between Susquehanna and The Bank of New York, as trustee, to be dated December 12, 2007.